EXHIBIT 10.17

AMENDMENT TO MGM MIRAGE NONQUALIFIED STOCK OPTION

AGREEMENTS

This Amendment (this “Amendment”) is made and entered into as of June 30, 2011, between Robert H. Baldwin (the “Employee”) and MGM Resorts International (formerly MGM MIRAGE), a Delaware corporation (the “Company”).

WHEREAS, on (i) February 27, 2003 the Company granted a Nonqualified Option (as defined in the February 27, 2003 Option Agreement (as defined below)) to the Employee under the Company’s 1997 Nonqualified Stock Option Plan (the “1997 Incentive Plan”) and a Nonqualified Stock Option Agreement (the “February 27, 2003 Option Agreement”) and (ii) May 3, 2005 the Company granted a Nonqualified Option (as defined in the May 3, 2005 Option Agreement (as defined below)) to the Employee under the Company’s 2005 Omnibus Incentive Plan (the “2005 Incentive Plan”) and a Nonqualified Stock Option Agreement (Five Year Vesting) (the “May 3, 2005 Option Agreement,” and together with the February 27, 2003 Option Agreement, collectively, the “Option Agreements”);

WHEREAS, on the date of grant of each of the Nonqualified Options, the Employee had previously entered into that certain Employment Agreement entered into as of June 1, 2002, by and between MGM Mirage and the Employee (the “Employment Agreement”) which contained certain terms relating to stock options;

WHEREAS, the Company has determined that the Option Agreements did not reflect the Company’s intent with respect to the treatment of the Nonqualified Options upon certain terminations of employment of the Employee; and

WHEREAS, the Company and the Employee desire to modify the terms of the Nonqualified Options by amending the Option Agreements;

NOW THEREFORE, the Company hereby amends the Option Agreements as follows:

1. A new Section shall be added to the Option Agreements as the last Section of the Option Agreements which shall read as follows:

“Other Vesting; Additional Exercise Period. Notwithstanding anything to the contrary contained in this Agreement, the Employment Agreement entered into as of June 1, 2002, by and between MGM Mirage and the Participant (the “Employment Agreement”) or otherwise, with respect to any continued vesting and exerciseability of the Nonqualified Option which the Participant may be eligible to receive under Section 10 of the Employment Agreement during inactive status, the continued vesting and exercise period will apply during the inactive status period, if any, under the Participant’s employment agreement with the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) in effect as of the applicable date of determination; provided, that such period shall in no event exceed the term of the Nonqualified Option as set forth in Section 3(a) of this Agreement.”

2. Except as specifically amended hereby, the Option Agreements shall remain in full force and effect as originally executed.

3. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Amendment to MGM Mirage Nonqualified Stock Option Agreements is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Executive Vice President, General Counsel & Secretary

AMENDMENT TO ROBERT H. BALDWIN NQ OPTION AGREEMENTS COVERING FEBRUARY 27, 2003 AND MAY 3, 2005 NONQUALIFIED STOCK OPTION GRANTS

IN WITNESS WHEREOF, this Amendment to MGM Mirage Nonqualified Stock Option Agreements is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

/s/ Robert H. Baldwin
Robert H. Baldwin

AMENDMENT TO ROBERT H. BALDWIN NQ OPTION AGREEMENTS COVERING FEBRUARY 27, 2003 AND MAY 3, 2005 NONQUALIFIED STOCK OPTION GRANTS